Exhibit 99.(14)(a)

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated March 10, 2023, with respect to the consolidated financial statements of Owl Rock Core Income Corp., incorporated herein by reference, and May 26, 2023, with respect to the senior securities table, included herein, respectively, and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Blue Owl Credit Income Corp. prospectus.

/s/ KPMG LLP

New York, New York

July 12, 2023